Exhibit 4.1

RIGHTS AGREEMENT

between

BRAVO MULTINATIONAL INCORPORATED

and

TRANSFER ONLINE, INC.,

as Rights Agent

Dated as of September 18, 2026

RIGHTS AGREEMENT (this “Agreement”), dated as of September 18, 2026 (the “Rights Plan Effective Date”), between BRAVO MULTINATIONAL INCORPORATED, a Wyoming corporation (the “Company”), and TRANSFER ONLINE, INC., as Rights Agent (the “Rights Agent”).

WHEREAS, the Company has authorized the issuance of an unlimited number of shares of Common Stock (as hereinafter defined) and Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), with each share of Series A Preferred Stock having the right to receive dividends equal to, a number of votes with respect to all matters submitted to a vote of holders of Common Stock (with the Series A Preferred Stock and Common Stock voting as a single class) equal to, and the right to convert into, 100 shares of Common Stock;

WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one Common Stock purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) outstanding as of the Close of Business on September 19, 2026 (the “Record Date”) and 100 Rights for each share of Series A Preferred Stock outstanding as of the Close of Business on the Record Date, each Right initially representing the right to purchase one share of Common Stock (subject to adjustment as provided herein), upon the terms and subject to the conditions herein set forth, and has further authorized and directed (i) the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined) and (ii) the issuance of 100 Rights (subject to adjustment as provided herein) with respect to each share of Series A Preferred Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights may be issued with respect to shares of Common Stock or Series A Preferred Stock issued or disposed of after the Distribution Date and prior to the Expiration Date in accordance with Section 22;

WHEREAS, the Company is a party to that certain Share Purchase Agreement, dated as of September 18, 2026 (as amended from time to time, the “SPA”), between the Company and MWP Entertainment Group, LLC, a Nevada limited liability company (the “Investor”), pursuant to which the Company has agreed, among other things, that neither the Company nor any other Person shall make or enforce any claim that the Investor is an “Acquiring Person” under this Agreement; and

WHEREAS, the Company has authorized the issuance of Series A Preferred Stock to the Investor under the SPA, each share of which is convertible into 100 shares of Common Stock and carries voting rights equivalent to 100 shares of Common Stock, and the Board of Directors has determined that this Agreement shall account for the voting power differential of such Series A Preferred Stock in determining beneficial ownership thresholds;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions.  For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings indicated below:

(a) “Acquiring Person” shall mean any Person who or which shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (counting all shares of Series A Preferred Stock on an -as-converted-to-Common-Stock basis, such that each share of Series A Preferred Stock shall be deemed to represent 100 shares of Common Stock for purposes of this calculation) or 15% or more of the total Voting Power of the Company (whichever results in a lower threshold being triggered), but shall not include an Exempt Person; provided, however, that:

(i) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock (or securities convertible into or exercisable for Common Stock, including Series A Preferred Stock counted on an -as-converted basis) such that such Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock (on an -as-converted basis) that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined in good faith by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock (or securities convertible into Common Stock) so that such Person would no longer otherwise qualify as an “Acquiring Person”;

(ii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person is or becomes the Beneficial Owner of 15% or more of the shares of Common Stock outstanding (on an -as-converted basis) or 15% or more of the total Voting Power, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of any additional shares of Common Stock or any additional Voting Power (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares or Voting Power, such Person is not then the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (on an -as-converted basis) or 15% or more of the total Voting Power;

(iii) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees;

(iv) no Person shall become an “Acquiring Person” solely as the result of an acquisition or cancellation of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the shares of Common Stock (or Voting Power) beneficially owned by such Person to 15% or more of the Common Stock then outstanding (on an -as-converted basis) or 15% or more of the total Voting Power; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (on an -as-converted basis) or 15% or more of the total Voting Power by reason of such share acquisitions or cancellations by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock or additional Voting Power (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares or Voting Power such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding (on an -as-converted basis) or 15% or more of the total Voting Power; and

(v) no Person shall become an “Acquiring Person” solely as the result of a transaction approved by the Board of Directors of the Company prior to such Person becoming an Acquiring Person.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule -12b-2 of the General Rules and Regulations under the Exchange Act.

(c) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule -13d-3 of the General Rules and Regulations under the Exchange Act;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11 with respect to an adjustment to Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person’s becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates has (x) any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of such securities or (y) any agreement, arrangement or understanding to cooperate in obtaining, changing or influencing control of the issuer of such securities; and

(iv) any securities convertible into or exercisable or exchangeable for shares of Common Stock (including, without limitation, shares of Series A Preferred Stock, which for purposes of this Agreement shall be deemed to represent the number of shares of Common Stock into which such shares are then convertible, i.e., 100 shares of Common Stock per share of Series A Preferred Stock (as such ratio may be adjusted from time to time)) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, shall be counted on an -as-converted basis as Beneficial Ownership of the corresponding number of shares of Common Stock; provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section 1(c)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

(d) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(e) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(f) “Common Stock” when used with reference to the Company shall mean the common stock, par value $0.0001 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such -first-mentioned Person.

(g) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(h) “Distribution Date” shall have the meaning set forth in Section 3 hereof.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, (ii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (iii) the Investor and any of its Affiliates, in each case solely by virtue of its acquisition, ownership and/or disposition of securities of the Company pursuant to the SPA or any other agreement between the Company, on the one hand, and the Investor or any of its Affiliates, on the other hand, approved by the Board of Directors of the Company (including, without limitation, the Option Agreement (as defined in the SPA)), and (iv) any Person to whom the Investor assigns or transfers its rights under the Option Agreement (as defined in the SPA) in accordance with the terms thereof, and any Affiliate of such Person, in each case solely by virtue of such Person’s acquisition, ownership and/or disposition of securities of the Company pursuant to the Option Agreement.

(k) “Expiration Date” shall have the meaning set forth in Section 7 hereof.

(l) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(m) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) to such entity.

(n) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(o) “Record Date” shall have the meaning set forth in the recitals hereto.

(p) “Redemption Date” shall have the meaning set forth in Section 7 hereof.

(q) “Redemption Price” shall have the meaning set forth in Section 23 hereof.

(r) “Right” shall have the meaning set forth in the recitals hereto.

(s) “Right Certificate” shall have the meaning set forth in Section 3 hereof.

(t) “Securities Act” shall mean the Securities Act of 1933, as amended.

(u) “Series A Preferred Stock” shall mean the Series A Preferred Stock, par value $0.0001 per share, of the Company, each share of which has the right to receive dividends equal to, a number of votes equal to, and the right to convert into, 100 shares of Common Stock.

(v) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.

(w) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

(x) “Trading Day” shall mean a day on which the principal Trading Market on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any Trading Market, a Business Day.

(y) “Trading Market” shall mean the OTC Markets (including OTC Pink, OTCQB and OTCQX) or any national securities exchange on which the Common Stock may then be listed or admitted to trading (or any successors to any of the foregoing).

(z) “Voting Power” shall mean, at any time, the aggregate votes entitled to be cast by the holders of all securities of the Company then outstanding which entitle the holders thereof to vote generally in the election of directors of the Company, with the number of votes attributable to any security determined by reference to the voting rights of such security (including, for the avoidance of doubt, Series A Preferred Stock, each share of which shall be deemed to carry votes equal to 100 shares of Common Stock). For the purposes of determining the percentage of total Voting Power beneficially owned by any Person, the formula shall be: 100 × (aggregate votes attaching to securities beneficially owned by such Person ÷ aggregate votes attaching to all outstanding voting securities of the Company).

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock and the holders of Series A Preferred Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such -co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more -co-Rights Agents, the respective duties of the Rights Agent and any -co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such -co-Rights Agent.

Section 3 .Issue of Right Certificates.

(a) Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”; provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates representing the Common Stock registered in the names of the holders thereof (or by book entry shares in respect of such Common Stock) and, with respect to the Series A Preferred Stock, by the certificates representing the Series A Preferred Stock registered in the names of the holders thereof (or by book entry shares in respect of such Series A Preferred Stock), in each case at a ratio of one Right per share of Common Stock and 100 Rights per share of Series A Preferred Stock, respectively, and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock or Series A Preferred Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held, and to each record holder of Series A Preferred Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing 100 Rights (subject to adjustment as provided herein) for each share of Series A Preferred Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b) With respect to certificates representing Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such book entry shares). With respect to certificates representing Series A Preferred Stock (or book entry shares of Series A Preferred Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such book entry shares) at a ratio of 100 Rights per share of Series A Preferred Stock. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Stock (or any book entry shares of Common Stock) outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented thereby, and the surrender for transfer of any certificate representing Series A Preferred Stock (or any book entry shares of Series A Preferred Stock) outstanding on the Record Date shall also constitute the transfer of the 100 Rights per share of Series A Preferred Stock associated with the Series A Preferred Stock represented thereby.

(c) Rights shall, without any further action, be issued in respect of all shares of Common Stock and Series A Preferred Stock issued or disposed of by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (at a ratio of one Right per share of Common Stock and 100 Rights per share of Series A Preferred Stock, respectively) or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Common Stock (or book entries for Common Stock) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially as follows, and certificates issued for Series A Preferred Stock (or book entries for Series A Preferred Stock) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall bear a similar legend, appropriately modified to reflect that each share of Series A Preferred Stock evidences 100 Rights:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Bravo Multinational Incorporated (the “Company”) and Transfer Online, Inc., as Rights Agent, dated as of September 18, 2026 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

Notwithstanding paragraph (c), neither the omission of a legend nor the failure to deliver the notice of such legend shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of -shares of Common Stock as shall be set forth therein at the Purchase Price set forth therein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any Vice President, either manually or by facsimile or electronic signature, and shall be attested by the Secretary or an Assistant Secretary of the Company. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of this Agreement, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of -shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase duly executed, to the Rights Agent, together with payment of the Purchase Price for each share of Common Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on September 18, 2030 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which the Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”).

(b) The “Purchase Price” for each share of Common Stock pursuant to the exercise of a Right shall initially be $0.0195, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America.

(c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the number of -shares of Common Stock to be purchased and an amount equal to any applicable transfer tax, in cash or by certified or bank check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent for the Common Stock certificates representing the number of -shares of Common Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), and (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder.

(d) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a -Flip-In Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(d), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.

Section 9. Availability of Common Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Agreement. The Company further covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery, be duly and validly authorized and issued and fully paid and nonassessable.

Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock or other securities is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.

(a)

(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the adjusted Purchase Price, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii) Subject to Section 24 hereof, in the event that any Person becomes an Acquiring Person (a “Flip-In Event”), then, from and after the first occurrence of such Flip-In Event, each holder of a Right, except as provided in Section 7(d), shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of shares of Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable and dividing that product by (y) 50% of the Current Market Price per share of Common Stock on the date of such -Flip-In Event (such number being referred to herein as the “Adjustment Shares”).

(iii) In the event that the number of shares of Common Stock which are authorized by the Company’s articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company shall determine the excess of the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over the Purchase Price (such excess, the “Spread”), and with respect to each Right make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, one or more of the following: (1) Common Stock with an aggregate current market value equal to the Current Value, (2) cash, (3) a reduction in the Purchase Price, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing.

(b) In the event the Company shall at any time after the date of this Agreement fix a record date for the issuance of a dividend on the Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock, the Purchase Price in effect after such record date or effective date shall be the Purchase Price in effect immediately prior thereto multiplied by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such event, and each Right outstanding shall represent the right to purchase a proportionally adjusted number of -shares of Common Stock thereafter.

(c) For the purpose of any computation hereunder, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to and including such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the Trading Market, or, if the Common Stock is not then listed or admitted to trading on any Trading Market, the average of the highest reported bid and lowest reported asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.

(d) Anything herein to the contrary notwithstanding, no adjustment of the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, and promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11 hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person shall merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or securities representing fifty percent (50%) or more of the assets or generating fifty percent (50%) or more of the operating income or cash flow of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, proper provision shall be made so that each holder of a Right (other than Rights that have become void pursuant to Section 7(d) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of -shares of Common Stock for which a Right is then exercisable, such number of shares of Common Stock of such other Person (the “Principal Party”) as shall equal the result obtained by (1) multiplying the then-current Purchase Price by the number of -shares of Common Stock for which a Right is then exercisable and (2) dividing that product by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, sale or transfer.

(b) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in this Section 13 and further providing that the Principal Party at its own expense shall prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights.

Section 14. Fractional Rights and Fractional Shares. The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates an amount in cash equal to the same fraction of the current market value of a whole Right. The Company shall not be required to issue fractions of shares of Common Stock (other than fractions which are integral multiples of one one-hundredth of a share of Common Stock) upon exercise of the Rights.

Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock and the Series A Preferred Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock or the Series A Preferred Stock), without the consent or joinder of the Rights Agent or of the holder of any other Right Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that: (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock or Series A Preferred Stock (at a ratio of 100 Rights per share of Series A Preferred Stock); (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; (c) the Company and the Rights Agent may deem and treat the Person in whose name a Right Certificate is registered as the absolute owner thereof for all purposes whatsoever; and (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees incurred in the administration and execution of this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement. The Rights Agent shall be protected and shall incur no liability for any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or other document believed by it to be genuine.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation or entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or entity resulting from any merger or consolidation to which the Rights Agent shall be a party, or any corporation or entity succeeding to the stockholder services business of the Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions: (a) The Rights Agent may consult with legal counsel and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by an authorized officer of the Company. (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct. (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same. (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent).

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Any successor Rights Agent, whether appointed by the Company or by a court, shall be a corporation or other entity organized and doing business under the laws of the United States or any state thereof, in good standing, authorized under such laws to exercise corporate trust or stock transfer powers, and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of Common Stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock or Series A Preferred Stock following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options, or under any employee plan or arrangement, or upon exercise, conversion or exchange of securities, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; and, with respect to shares of Series A Preferred Stock so issued or sold (including upon the exercise, conversion or exchange of securities), issue Right Certificates representing 100 Rights for each share of Series A Preferred Stock so issued or sold.

Section 23. Redemption.

(a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date and (ii) the Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right (the “Redemption Price”), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors shall determine.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.

Section 24. Exchange.

(a) The Board of Directors of the Company may, at its option, at any time after the first occurrence of a -Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(d) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding (on an -as-converted basis, with each share of Series A Preferred Stock counting as 100 shares of Common Stock) or 50% or more of the total Voting Power of the Company.

(b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange.

Section 25. Notice of Certain Events. In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock, (iv) to effect any consolidation or merger, or to effect any sale or other transfer of fifty percent (50%) or more of the assets of the Company and its Subsidiaries (taken as a whole) to any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action at least ten (10) days prior to the record date for purposes of such action or ten (10) days prior to the date of the taking of such proposed action, whichever shall be the earlier.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Bravo Multinational Incorporated

2020 General Booth Blvd, Unit 230
Virginia Beach, VA  23454
Attention: Corporate Secretary

Notices or demands authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Transfer Online, Inc.

512 SE Salmon Street
Portland, OR  97214
Attention: Shareholder Services (BRVO)

Section 27. Supplements and Amendments.

(a) Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person) and no such amendment may cause this Agreement to become amendable other than in accordance with this Section 27.

(b) From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, correct any defect or supplement any inconsistency; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person).

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock and Series A Preferred Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock and Series A Preferred Stock).

Section 30. Determinations and Actions by the Board of Directors. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with Section 1(a) hereof. For purposes of determining whether any Person is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, all shares of Series A Preferred Stock beneficially owned by such Person shall be counted on an -as-converted-to-Common-Stock basis (i.e., each share of Series A Preferred Stock shall be deemed to represent 100 shares of Common Stock). The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations which are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties.

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if any such term, provision, covenant or restriction is held to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such holding.

Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wyoming and for all purposes shall be governed by and construed in accordance with the internal laws of the State of Wyoming, without regard to the conflict of laws principles thereof. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Wyoming for the adjudication of any dispute hereunder or in connection herewith.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 34. Descriptive Headings; Interpretation. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. For purposes of this Agreement, all references to percentages of beneficial ownership of Common Stock shall be calculated on an -as-converted basis as described in Section 1(a) hereof, with each share of Series A Preferred Stock counting as 100 shares of Common Stock.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BRAVO MULTINATIONAL INCORPORATED

By:/s Grant Cramer

Name: Grant Cramer

Title: Authorized Officer

TRANSFER ONLINE, INC., as Rights Agent

By:

Name:

Title:

[Signature Page to Rights Agreement]

EXHIBIT A

FORM OF RIGHT CERTIFICATE

Certificate No. R-[●]

[●] Rights

NOT EXERCISABLE AFTER SEPTEMBER 18, 2030 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

This certifies that [●], or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 18, 2026 (as amended from time to time, the “Rights Agreement”), between Bravo Multinational Incorporated, a Wyoming corporation (the “Company”), and Transfer Online, Inc., as Rights Agent (the “Rights Agent”), to purchase from the Company at any time prior to the Expiration Date (as defined in the Rights Agreement), one -fully paid non-assessable share of Common Stock, par value $0.0001 per share, of the Company, at a purchase price of $0.0195 per -share of Common Stock (the “Purchase Price”), upon surrender of this Right Certificate and payment of the Purchase Price at any office or agency of the Rights Agent designated for such purpose, subject to adjustment and to the other terms and provisions of the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.0001 per Right or may be exchanged for shares of Common Stock of the Company.

Exhibit A-1

BRAVO MULTINATIONAL INCORPORATED

By:

Name:

Title:

COUNTERSIGNED:

TRANSFER ONLINE, INC.,as Rights Agent

By:

Name:

Title:

Exhibit A-2

[FORM OF REVERSE SIDE OF RIGHT CERTIFICATE]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED [●] hereby sells, assigns and transfers unto [●] [Name and Address of Transferee]

[●] Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint [●] Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: [●]

By:

Name: [●]

Title: [●]

Exhibit A-3

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate.)

To Bravo Multinational Incorporated:

The undersigned hereby irrevocably elects to exercise [●] Rights represented by this Right Certificate to purchase the shares of Common Stock (or such other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of and delivered to:

[Name and Address] [●]

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:[●]

Dated: [●]

By:

Name: [●]

Title: [●]